Exhibit (j)(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the following funds of the Goldman Sachs Trust: Institutional Liquid Assets Prime Obligations Portfolio, Institutional Liquid Assets Money Market Portfolio, Institutional Liquid Assets Government Portfolio, Institutional Liquid Assets Treasury Obligations Portfolio, Institutional Liquid Assets Treasury Instruments Portfolio, Institutional Liquid Assets Federal Portfolio, Institutional Liquid Assets Tax-Exempt Diversified Portfolio, Institutional Liquid Assets Tax-Exempt California Portfolio, Institutional Liquid Assets Tax-Exempt New York Portfolio, Financial Square Prime Obligations Fund, Financial Square Money Market Fund, Financial Square Treasury Obligations Fund, Financial Square Treasury Instruments Fund, Financial Square Government Fund, Financial Square Federal Fund, and Financial Square Tax-Free Money Market Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Auditors” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Boston, Massachusetts
April 13, 2004